As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-295324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT

Under The Securities Act of 1933

NUBURU, INC.

(Exact name of Registrant as specified in its charter)

Delaware	85-1288435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

44 Cook Street, Suite 100

Denver, CO 80206

Telephone: (303) 780-7389

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alessandro Zamboni

Executive Chairman and Co-Chief Executive Officer

44 Cook Street, Suite 100

Denver, CO 80206

Telephone: (303) 780-7389

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy Bowler, Esq.

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202-3921

Tel: (303) 295-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Nuburu, Inc. (File No. 333-295324) (the “Registration Statement”) is being filed as an exhibit-only filing to amend Item 16 of Part II to file the opinion of Holland & Hart LLP as Exhibit 5.1 and the accompanying consent as Exhibit 23.2. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 5.l. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits.

(a) Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022

4.1	Specimen Common Stock Certificate .	8-K	001-39489	4.1	February 6, 2023

4.2	Specimen Preferred Stock Certificate .	8-K	001-39489	4.2	February 6, 2023

4.3	Specimen Warrant Certificate.	S-1	333-248113	4.3	August 26, 2020

4.4	Warrant Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	4.1	September 9, 2020

4.5	Form of Warrant to Purchase Shares of Common Stock.	8-K	001-39489	4.2	June 13, 2023

4.6	Form of Warrant to Purchase Shares of Common Stock.	10-K	001-39489	10.41	April 15, 2024

4.7	Subordinated Convertible Note, dated August 18, 2025, between the Company and Indigo Capital LP	10-Q	001-39489	10.8	November 14, 2025

4.8	Subordinated Convertible Note, dated September 2, 2025, between the Company and Brick Lane Capital Management Limited	10-Q	001-39489	10.11	November 14, 2025

4.9	Form of Warrant to Purchase Common Stock	S-1	333-290147	4.6	September 10, 2025

4.10	Form of Pre-Funded Common Stock Purchase Warrant	S-1	333-290147	4.7	September 10, 2025

4.11	Form of Placement Agent’s Purchase Warrant	S-1	333-290147	4.8	September 10, 2025

4.12	Form of Series 1 Warrant to Purchase Common Shares	8-K	001-39489	4.1	December 18, 2025

4.13	Form of Series 2, Series 3 and Series 4 Warrant to Purchase Common Shares	8-K	001-39489	4.2	December 18, 2025

4.14	Form of Debenture	8-K	001-39489	4.3	December 18, 2025

4.15	Form of Subordinated Convertible Note, dated January 13, 2026, between the Company and Ambrogio D’Arrezzo	S-1	333-293338	10.96	February 10, 2026

4.16	Form of Subordinated Convertible Note, dated January 15, 2026, between the Company and the holder	S-1	333-293338	10.98	February 10, 2026

4.17	Subordinated Convertible Note, dated February 6, 2026, between the Company and Brick Lane Capital Management Limited	S-1	333-293338	10.100	February 10, 2026

4.18	Pre-Funded Common Stock Purchase Warrant, dated February 6, 2026, by the Company to Indigo Capital LLP.	S-1	333-293338	4.12	February 10, 2026

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

4.19	Form of Common Warrant	S-1	333-293338	4.13	February 10, 2026

4.20	Form of Pre-Funded Warrant	S-1	333-293338	4.14	February 10, 2026

4.21	Form of Placement Agent Warrant	S-1	333-293338	4.15	February 10, 2026

5.1*	Opinion of Holland & Hart LLP

23.1#	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for the Company.

23.2*	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (included on the signature page of the initial registration statement).

107#	Calculation of Filing Fee Table.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S‑K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

# Previously filed.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 7th day of May, 2026.

NUBURU, INC.

By:	/s/ Alessandro Zamboni
Name:	Alessandro Zamboni
Title:	Executive Chairman and Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Alessandro Zamboni	Executive Chairman and Co-Chief Executive Officer	May 7, 2026
Alessandro Zamboni	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director and Co-Chief Executive Officer	May 7, 2026
Dario Barisoni

*	Director	May 7, 2026
Shawn Taylor

*	Director	May 7, 2026
Matteo Ricchebuono

* By:	/s/ Alessandro Zamboni
Alessandro Zamboni
Attorney-in-Fact